EXHIBIT 11.1

                                 WORLDTEX, INC.
                        COMPUTATION OF EARNINGS PER SHARE

--------------------------------------------------------------------------------

                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                           YEARS ENDED DECEMBER 31,
                                                ----------------------------------------
                                                   1997           1996            1995
                                                -----------    ----------     ----------

Net income before extraordinary item            $    6,492         10,946          5,252
                                                ==========     ==========     ==========

Shares:
      Weighted average number of shares
        outstanding
                                                14,419,801     14,463,173     14,475,571
                                                ==========     ==========     ==========
Basic earnings per share (1)                    $      .45            .76            .36
                                                ==========     ==========     ==========

Shares:
      Weighted average number of shares
        outstanding                             14,419,801     14,463,173     14,475,571
      Assumed exercise of options                  401,297        205,884         90,995
                                                -----------    ----------     ----------

      Total average number of common and
        common equivalent shares used for
        fully diluted computation               14,821,098     14,669,057     14,566,566
                                                ==========     ==========     ==========

Diluted earnings per share (2)                  $      .44            .75            .36
                                                ==========     ==========     ==========


NOTES:

(1) Basic earnings per share are calculated based upon the weighted average number of common shares outstanding during the year.

(2) Diluted earnings per share are calculated based upon the weighted average number of common shares and common equivalent shares outstanding during the year.